EXHIBIT 99.906 CERT

I, William G. Papesh, principal executive officer of the WM Trust II (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

By:      /S/ WILLIAM G. PAPESH
         ---------------------
         William G. Papesh
         President and Chief Executive Officer
         Principal Executive Officer

Date:    January 6, 2006


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I, Jeffrey L. Lunzer, principal financial officer of the WM Trust II (the
"Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

By:       /S/ JEFFREY L. LUNZER
          ---------------------
         Jeffrey L. Lunzer
         Treasurer and Chief Financial Officer
         Principal Financial Officer

Date:    January 6, 2006